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                                                                   EXHIBIT 10.E





                             THE FINOVA GROUP INC.
                   1995-1997 PERFORMANCE SHARE INCENTIVE PLAN
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1.       PURPOSE

The purpose of this Plan is to promote the long-term interests of the Company and its shareholders by providing (i) a means for attracting and retaining, and
(ii) a system of cash reward for the accomplishment of long-term pre-defined objectives by designated key officers of the Company and its Affiliates.

2.       DEFINITIONS:

The following definitions are applicable to the Plan:

         "Affiliate" - Any "Parent Corporation" or "Subsidiary Corporation" of the company as such terms are defined in Section 425 (e) and (f), or the successor provisions, if any, respectively, of the Code (as defined herein).


         "Award" - The grant by the Board of a Performance Unit or Units as provided in the plan.

         "Board" - The Board of Directors of The FINOVA Group Inc. or a duly authorized Committee of such Board.

         "Code" - The Internal Revenue Code of 1986, as amended, or its successor general income tax law of the United States.

         "Company" - The FINOVA Group Inc.

         "Participant" - Any officer of the Company or any of its Affiliates who is selected by the Board to receive an award.

         "Performance Period" - The period of time selected by the Board for the purpose of determining performance goals and measuring the degree of accomplishment.

         "Performance Share Award" - An Award.

         "Plan" - The Performance Share Incentive Plan of the Company.

         "Share" - A Performance Share shall serve as the basis for any Award under the Plan.

3.       ADMINISTRATION

The Plan shall be administered by the Board. Except as limited by the express provisions of the Plan, the Board shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of Units to be subject to Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of instruments evidencing such grants; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan.

4.       PARTICIPATION:
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The Board may select from time to time Participants for the Plan.  Participants shall be key executives of the Company or its Affiliates who, in the opinion of the Board, contribute in a substantial measure to the successful performance of the Company or its Affiliates. The Company shall have the authority to add new participants on a pro-rata basis if hired during the first year of a performance period. In all cases, the Executive Compensation Committee must approve participants with target levels greater than 30% or Securities Exchange Act of 1934 Section 16(b) individuals.

5.       PERFORMANCE SHARE AWARDS:

The Chairman and Chief Executive Officer of the Company annually during the life of the Plan will determine and recommend to the Board in writing (i) the Company and which among its Affiliates are to participate in the Plan for that year, (ii) the names of those key executives who should participate in the Plan for that year, (iii) the performance measurement factors to be used in the determination of degree of accomplishment for purposes of the Plan for that year, and (iv) the Performance Period to be used as a basis for the measurement of performance for Awards under the Plan for that year.

6.       GENERAL TERMS AND CONDITIONS:

The Board shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Shares and to provide the terms and conditions (which need not be identical among Participants) thereof. No participant or any person claiming under or through such person shall have any right or interest, whether vested or otherwise, in the Plan or in any Award thereunder, contingent or otherwise, unless and until all the terms, conditions, and provisions of the Plan and its approved administrative requirements that affect such Participant or such other person shall have been complied with. Nothing contained in the Plan or its administrative guidelines shall (i) require the Company to segregate cash or other property on behalf of any Participant or (ii) affect the rights and power of the Company or its Affiliates to dismiss and/or discharge any officer or employee at any time.

7.       CALCULATION AND PAYMENT OF AWARDS:

         (a) Performance Share Awards which may be payable under this Plan shall be calculated as determined by the Board but any resulting Performance Share Award Payable shall be subject to the following calculation: each Share payable shall be multiplied by the average of the daily means of the market prices of the Company's Common Stock during the last month of the Performance Period. Performance Share Awards earned will be determined within sixty (60) days following the close of the Performance Period and distribution of the Award will be made within ninety (90) days following the close of the Performance Period.

         (b) Performance Share Awards granted under this Plan shall be payable during the lifetime of the Participant to whom such Award was granted and only to such Participant; and, except as provided in (d) and (e) of this Section 7, no such Award will be payable unless at the time of payment such Participant is an employee of and has continuously since the grant thereof been an employee of, the Company or an Affiliate. Neither absence on leave, if approved by the Company, nor any transfer of employment between Affiliates or between Affiliate and the Company shall be considered an interruption or termination of employment for purposes of this Plan.

         (c) Beginning Period Target Share Units (Target Share Units) shall be calculated for each participant at the beginning of the Performance Period by dividing 1) the product of participant Target Percents of Salary and Base Salaries in effect on the December 31 immediately preceding the beginning of the Performance Period by 2) the average of the daily means of share prices of FINOVA Common Stock for the December preceding the Performance Period.
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         (d)  Target Share Units represent the middle of a Discretionary Range of Beginning Period Share Units bounded by Low End Share Units and High End Share Units. The calculation for Low End Share Units shall be the same as for Target Share Units (paragraph 7c, above) except the Target Percents of Salary are reduced by 5 percentage points (e.g., from 25% to 20%). The calculation for High End Share Units shall be the same as for Target Share Units (paragraph 7c, above) except the Target Percents of Salary are increased by 5 percentage points (e.g., from 25% to 30%).

         (e) At the end of the Performance Period, company performance is determined relative to the pre-established minimums, targets and maximums of the financial measures. Minimum performance or less results in no awards. Target performance results in 100% (target) awards. Maximum performance results in 200% awards. Performance levels between Minimum and Maximum are interpolated. These percentages are referred to as Company Achievement Percentages.

         (f) Target Final Awards are calculated by multiplying all three of the following: 1) Beginning Period Target Share Units, 2) Company Achievement Percentage and 3) the average of the daily means of share prices of FINOVA Common Stock for the last December in the Performance Period. As with Target Share Units (paragraph 7.d, above), Target Final Awards represent the middle of a Discretionary Range of Awards. The calculation for the Low End of the Discretionary Range of Awards is the same as the calculation for Target Final Awards except Beginning Period Low End Share Units should be substituted for Beginning Period Target Share Units. Similarly, The calculation for the High End of the Discretionary Range of Awards is the same as the calculation for Target Final Awards except Beginning Period High End Share Units should be substituted for Beginning Period Target Share Units.

         (g) Notwithstanding the existence of a Low End of a Discretionary Range, the Committee has the authority to grant awards of less than the Low End of the Discretionary Range or no awards at all if individual performance so warrants.

         (h) At the beginning of (and for each year in) the Performance Period, financial measures, minimums, targets and maximums will be determined for each business group and line of business. If FINOVA Capital Corporation achieves at least its minimum objectives for the Performance Period, 25% of each award for leaders of business groups and lines of business shall be based upon the FINOVA Capital Corporation achievement level and 75% will be based on the level of achievement of the participant's business group or line of business.

         (i) Ninety (90) days before the expiration of the Performance Period, all participants will be provided an irrevocable option to defer all or a portion of any earned Performance Share Award, if there be one, but not less than $1,000, in written form as prescribed by the Board under the provisions of a deferred compensation plan for executives of the Company and its Affiliates, if one be adopted.

         (j) If a Participant to whom a Performance Share Award was granted shall cease to be employed by the Company or its Affiliate for any reason (other than death, disability, or retirement) prior to the completion of any applicable Performance Period, said Performance Share Award will be withdrawn and subsequent payment in any form or at any time will not be made.

         (k) If a Participant to whom a Performance Share Award was granted shall cease to be employed by the Company or its Affiliate due to early, normal, or deferred retirement, or in the event of the death or disability of the Participant during the Performance Period stipulated in the Performance Share Award, such Award shall be prorated for the period of time from date of grant to date of retirement, disability or death, as applicable, and become payable within ninety (90) days to the Participant or the person to whom interest therein is transferred by will or by the laws of descent and distribution.
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         (l)  There shall be deducted from all payment of Awards any taxes required to be withheld by any Federal, State, or local government and paid over to any such government in respect to any such payment.

8.       ASSIGNMENTS AND TRANSFERS:

No Award to any Participant under the provisions of the Plan may be assigned, transferred, or otherwise encumbered except, in the event of death of a Participant, by will or the laws of descent and distribution.

9.       AMENDMENT OR TERMINATION:

The Board may amend, suspend, or terminate the Plan or any portion thereof at any time provided, however, that no such amendment, suspension, or termination shall invalidate the Awards already made to any Participant pursuant to the Plan, without his or her consent.

10.      EFFECTIVE DATE AND TERM OF PLAN:

The Plan shall be effective the first of the year indicated on the first page hereof. No Awards shall be made under the Plan after December 31 of the tenth year following its adoption.